Exhibit 10.3

THIS WARRANT HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE (THE “STATE LAWS”).  THIS WARRANT MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR THE AVAILABILITY OF AN APPLICABLE EXEMPTION FROM THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH ACT AND STATE LAWS EVIDENCED BY AN OPINION OF LEGAL COUNSEL, WHICH OPINION AND LEGAL COUNSEL ARE SATISFACTORY TO THE PARTNERSHIP.

FORM OF WARRANT TO PURCHASE COMMON UNITS OF

AMERICAN MIDSTREAM PARTNERS, LP

This Warrant certifies that, for value received, Magnolia Infrastructure Holdings, LLC, or its registered assigns (collectively, the “Holder”), is entitled to purchase from American Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), up to 800,000 common units representing limited partner interests in the Partnership (the “Common Units”), subject to adjustment as set forth herein, for an exercise price of $7.25 per Common Unit (the “Exercise Price”). This Warrant shall be exercisable after the date hereof and on or before the seventh anniversary of the date hereof (the “Exercise Period”).

As used herein, the term “Warrant Exercised Units” refers to the Common Units issuable upon exercise of this Warrant.  Terms used but not defined in this Warrant are defined in the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership dated April 25, 2016 (the “Fifth A/R Partnership Agreement”).

This Warrant, together with all warrants issued upon transfer, exchange or in replacement hereof pursuant to Section 4 (collectively, the “Warrants”), is subject to the following additional terms, provisions and conditions:

Section 1.              Manner of Exercise; Issuance of Certificates; Payment for Warrant Exercised Units.  Subject to the provisions hereof, this Warrant may be exercised by the Holder, in whole or in part, during the Exercise Period by the surrender of this Warrant, together with a completed Exercise Agreement in the form attached hereto, to the Partnership during normal business hours on any Business Day at the Partnership’s office in Denver, Colorado (or such other office or agency of the Partnership as it may designate by notice to the Holder).

On a net unit settlement basis, the Warrant Exercised Units shall be deemed to be issued to the Holder or its designees as the record owner of such Common Units as of the close of business on the date or dates on which this Warrant shall have been surrendered and the completed Exercise Agreement delivered (the “Exercise Date”).

The Warrant Exercised Units deemed to be issued on the Exercise Date (which in no event will be less than zero) (the “Net Unit Amount”) shall equal (i) the number of Common Units with respect to which the Holder is exercising purchase rights as specified in the Exercise Agreement, multiplied by (ii) the Closing Sale Price (as defined below) on the relevant Exercise Date, minus the Exercise Price, divided by (iii) the arithmetic average of the daily VWAP (as defined below) for the ten (10) consecutive trading days ending on the Exercise Date, provided that any fractional units will be rounded up or down to the nearest whole Common Unit.

As used herein, the term “VWAP”means the dollar volume-weighted average price for the Common Units on the New York Stock Exchange during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg L.P. through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of the Common Units in the over-the-counter market on the electronic bulletin board for the Common Units during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg L.P., or, if no dollar volume weighted average price is reported for the Common Units by Bloomberg L.P. for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for the Common Units as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the

VWAP cannot be calculated for the Common Units on a particular date on any of the foregoing bases, the VWAP of the Common Units on such date shall be the fair market value as mutually determined by the Partnership and the Holder.

Section 2.              Certain Actions Prohibited.  The Partnership will not, by amendment of the Fifth A/R Partnership Agreement or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

Section 3.              Anti-Dilution Provisions and Other Adjustments. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment, from time to time, as follows:

(a)           Consolidation or Merger.  If, at any time while this Warrant remains outstanding and unexpired, the Partnership shall (i) consolidate or merge with any other entity (regardless of whether the Partnership is the continuing or surviving entity, except that in connection with a consolidation or merger where the Partnership is not the continuing or surviving entity, the Common Units shall be changed into or exchanged for units, stock or other securities of the surviving entity or cash or any other property), (ii) transfer all or substantially all of its properties or assets to any other person or entity or (iii) effect a capital reorganization or reclassification of the Common Units, the Partnership, or such successor entity as the case may be, shall, without payment of any additional consideration therefor, execute a new warrant providing that the Holder shall have the right to exercise such new warrant (upon terms no less favorable to the Holder than those applicable to this Warrant and subject to the same Exercise Period that is applicable to this Warrant) and to receive upon such exercise, in lieu of each Common Unit theretofore issuable upon exercise of this Warrant, the kind and amount of units, shares of stock or other securities, money or property receivable upon such capital reorganization, reclassification, change, consolidation, merger or sale or conveyance by the holder of one Common Unit issuable upon exercise of this Warrant had it been exercised immediately prior to such capital reorganization, reclassification, change, consolidation, merger or sale or conveyance.  The provisions of this Section 3(a) shall similarly apply to successive capital reorganizations, reclassifications, changes, consolidations, mergers, sales and conveyances.

(b)           Dividends and Distributions in Common Units.  If the Partnership shall pay or make a dividend or other distribution on its Common Units in additional Common Units, the Exercise Price in effect at the opening of business on the day following the date fixed for the determination of unitholders entitled to receive such dividend or other distribution (the “Determination Date”) shall be reduced by multiplying such Exercise Price by a fraction, (i) the numerator of which shall be the number of Common Units outstanding as of the close of business on the Determination Date and (ii) the denominator of which shall be the sum of (x) the number of Common Units outstanding at the close of business on the Determination Date and (y) the total number of Common Units constituting such dividend or other distribution.  Such reduction shall become effective immediately after the opening of business on the day following the Determination Date.  For the purposes of this Section 3(b), the number of Common Units at any time outstanding shall not include Common Units held in the treasury of the Partnership.  The Partnership will not pay any dividend or make any distribution on Common Units held in the treasury of the Partnership.

(c)           Unit Splits or Combinations.  In case the outstanding Common Units shall be subdivided into a greater number of Common Units, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be reduced, and, conversely, in case the outstanding Common Units shall each be combined into a smaller number of Common Units, the Exercise Price in effect at the opening of business on the day following the date upon which such combination becomes effective shall be increased, in each case, to equal the product of the Exercise Price in effect on such date and a fraction, (i) the numerator of which shall be the number of

Common Units outstanding immediately prior to such subdivision or combination, as applicable, and (ii) the denominator of which shall be the number of Common Units outstanding immediately after such subdivision or combination, as applicable.  Such reduction or increase, as applicable, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective (the “Alteration Date”).

(d)           Reclassifications.  The reclassification or change of Common Units (other than any reclassification upon a consolidation or merger to which Section 3(a) shall apply) into securities, including securities other than Common Units, shall be deemed to involve (i) a distribution of such securities other than Common Units to all holders of Common Units (and the effective date of such reclassification shall be deemed to be the Determination Date within the meaning of Section 3(b)), and (ii) a subdivision or combination, as applicable, of the number of Common Units outstanding immediately prior to such reclassification into the number of Common Units outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be the Alteration Date within the meaning of Section 3(c)).

(e)           Adjustment of Number of Units.  Upon each adjustment in the Exercise Price pursuant to Section 3.1(a)-(d), the number of Common Units purchasable hereunder at the Exercise Price shall be adjusted, to the nearest whole Common Unit, to the product obtained by multiplying such number of Common Units purchasable immediately prior to such adjustment in the Exercise Price by a fraction, (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment and (ii) the denominator of which shall be the Exercise Price immediately thereafter.

(f)            Increase in Warrant Exercised Units.  On the first anniversary of the date hereof, the number of Common Units purchasable hereunder at the Exercise Price shall be adjusted, to the nearest whole Common Unit, to the product obtained by performing the following calculation:

(i) 400,000 multiplied by (ii) (A) the Series C Issue Price multiplied by the number of Series C Preferred Units then outstanding less $45,000,000 divided by (B) the Series C Issue Price multiplied by the number of Series C Preferred Units issued less $45,000,000.

(g)           PIK Units.  Each issuance of the Series C PIK Preferred Units will result in an increase in the number of Warrant Exercised Units (to the nearest whole Common Unit) to the number that is equal to the product obtained by performing the following calculation:

(i) The total number of Warrant Exercised Units immediately before the most recent issuance of Series C PIK Preferred Units multiplied by (ii) (A) the total number of outstanding Series C Preferred Units immediately after the most recent issuance of Series C PIK Preferred Units divided by (B) the total number of outstanding Series C Preferred Units immediately before the most recent issuance of Series C PIK Preferred Units.

(h)           Other Provisions Applicable to Adjustments Under This Section.  The following provisions will be applicable to the making of adjustments in the Exercise Price provided in this Section 3:

(i)            No adjustment in the Exercise Price need be made under Section 3(b) if the Partnership issues or distributes (or holds in a segregated manner pending exercise of this Warrant into Common Units and upon such exercise distributes) to the Holder the Common Units, evidences of indebtedness, assets, rights, options or warrants referred to in those paragraphs that such Holder would have been entitled to receive had this Warrant been exercised for Common Units prior to the happening of such event or the record date with respect thereto.

(ii)           All calculations under this Section 3 shall be made to the nearest 1/100th of a cent or to the nearest whole Common Unit, as applicable.  No adjustment in the Exercise Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this Section 3(h)(ii)) would require an increase or decrease of at least 1% in such Exercise Price.

(i)            Notice to the Holder.  The Partnership will deliver to the Holder written notice, at the same time and in the same manner that it is required to give such notice under the Fifth A/R Partnership Agreement of any event or transaction potentially giving rise to an adjustment or modification of the terms and provisions of the Warrant Exercised Units.  The Partnership will take all steps reasonably necessary in order to insure that the Holder is able to exercise this Warrant prior to the time of such event or transaction so as to participate in or vote with respect to such event or transaction.

Section 4.              Transfer, Exchange and Replacement of Warrant; Representations and Covenants.

(a)           Warrant Transferable.  The Holder of this Warrant may transfer and assign it to any Affiliate, provided that such party is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as presently in effect. The Holder of this Warrant may not transfer and assign it to any other person without the prior written consent of the Partnership, which consent shall not be unreasonably withheld.  The permitted or approved transfer of this Warrant and all rights hereunder, in whole or in part, is registrable at the office or agency of the Partnership referred to in Section 5 by the Holder in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed. Upon any permitted or approved transfer of this Warrant to any person, other than a person who is at that time a holder of other Warrants, the Partnership shall have the right to require the Holder and the transferee to make customary representations to the extent reasonably necessary to assure that the transfer will comply with the Securities Act and any applicable state securities laws.  The Holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the Holder, when this Warrant shall have been so endorsed, may be treated by the Partnership and all other persons dealing with this Warrant as the absolute owner and holder for any purpose and as the person entitled to exercise the rights represented by this Warrant and to the registration of transfer hereof on the books of the Partnership; but until due presentment for registration of transfer on such books the Partnership may treat the registered Holder as the owner and holder of this Warrant for all purposes, and the Partnership shall not be affected by any notice to the contrary.

(b)           Warrant Exchangeable for Different Denominations.  This Warrant is exchangeable, upon the surrender of this Warrant by the Holder at the office or agency of the Partnership referred to in Section 5, for new warrants of like tenor representing in the aggregate the right to purchase the number of Common Units that may be purchased hereunder, each of such new warrants to be imprinted with the same legend appearing on the face of this Warrant and to represent the right to purchase such number of Common Units as shall be designated by the Holder at the time of such surrender.

(c)           Replacement of Warrant.  Upon receipt of evidence reasonably satisfactory to the Partnership of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Partnership, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Partnership, at its expense, will execute and deliver, in lieu thereof, a new warrant of like tenor.

(d)           Cancellation; Payment of Expenses.  Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in Section 4(c), this Warrant shall be promptly cancelled by the Partnership.  The Partnership shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 4.

(e)           Register.  The Partnership shall maintain, at its office in Denver, Colorado (or such other office or agency of the Partnership as it may designate by notice to the Holder), a register for this Warrant, in which the Partnership shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

(f)            Representations and Covenants of the Partnership.  The Partnership represents and covenants that all Warrant Exercised Units will, when issued, be validly issued, fully paid and nonassessable (except to the extent such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act).  Upon the exercise of this Warrant, the issuance of the Warrant Exercised Units will not be subject to any preemptive or similar rights, other than pursuant to Section 5.8 of the Fifth A/R Partnership Agreement.

(g)           Representations and Covenants of the Holder.  The Holder is acquiring this Warrant and will acquire the Warrant Exercised Units for its own account, with no present intention of distributing or reselling this Warrant or the Warrant Exercised Units or any part thereof in violation of applicable securities laws.  The Holder acknowledges that this Warrant has not been, and when issued the Warrant Exercised Units will not be, registered under the Securities Act or the securities laws of any state in the United States or any other jurisdiction and may not be offered or sold by such Holder unless subsequently registered under the Securities Act (if applicable to the transaction) and any other securities laws or unless exemptions from the registration or other requirements of the Securities Act and any other securities laws are available for the transaction.  The Holder represents that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect.

Section 5.              Notices.  All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid, or by delivery service with proof of delivery, and addressed to the Holder at the address shown for the Holder on the books of the Partnership, or at such other address as shall have been furnished to the Partnership by notice from the Holder.  All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Partnership shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid, or by delivery service with proof of delivery, and addressed to the office of the Partnership at 1400 16th Street, Suite 310, Denver, Colorado 80202, Attention: General Counsel, or at such other address as shall have been furnished to the Holder of this Warrant by notice from the Partnership.  Any such notice, request, or other communication may be sent by facsimile but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail as provided above.  All notices, requests, and other communications shall be deemed to have been given either at the time of the delivery thereof to (or the receipt by, in the case of a facsimile) the person entitled to receive such notice at the address of such person for purposes of this Section 5 or, if mailed, at the completion of the third full day following the time of such mailing thereof to such address, as the case may be.

Section 6.              GOVERNING LAW.  THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES OF SUCH STATE.

Section 7.              Remedies.  The Partnership stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Partnership in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific enforcement of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

Section 8.              Miscellaneous.

(a)           Amendments.  This Warrant and any provision hereof may not be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought.

(b)           Descriptive Headings.  The descriptive headings of the several sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Partnership has caused this Warrant to be signed by its duly authorized officer on this 25th day of April 2016.

AMERICAN MIDSTREAM PARTNERS, LP

By:	American Midstream GP, LLC,
Its:	General Partner

By:	/s/ Daniel C. Campbell
Name:	Daniel C. Campbell
Title:	Senior Vice President and Chief Financial Officer

FORM OF EXERCISE AGREEMENT

Dated:

To:	American Midstream Partners, LP
1400 16th Street, Suite 310
Denver, CO 80202

Attention:  General Counsel

The undersigned, Holder of the foregoing Warrant, hereby elects to exercise purchase rights represented thereby for, and to purchase thereunder,           Common Units covered by such Warrant pursuant to Section 1 of such Warrant and requests that book-entries evidencing such Common Units or certificates for such Common Units be issued in the name of, and delivered to                       .

The undersigned, Holder of the foregoing Warrant, is acquiring such Common Units for its own account, with no present intention of distributing or reselling such units or any part thereof in violation of applicable securities laws.  The Holder acknowledges that such units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state in the United States or any other jurisdiction and may not be offered or sold by such Holder unless subsequently registered under the Securities Act (if applicable to the transaction) and any other securities laws or unless exemptions from the registration or other requirements of the Securities Act and any other securities laws are available for the transaction.  The Holder represents that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

Signature:
Title of Signing Officer or Agent
(if any):

Note:	The above signature should correspond exactly with the name on the face of the within Warrant or with the name of the assignee appearing in the assignment form.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights represented by and under the within Warrant, with respect to the number of Common Units covered thereby set forth below, to:

Name of Assignee	Address	No. of Common Units

The undersigned hereby irrevocably constitutes and appoints                     as agent and attorney-in-fact to transfer said Warrant on the books of the within-named Partnership, with full power of substitution in the premises.

Dated:                   ,

In the presence of

Name:

Signature:
Title of Signing Officer or Agent
(if any):
Address:

	Note:	The above signature should correspond exactly with the name on the face of the within Warrant.

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